                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           PACIFIC INNOVATIONS TRUST
     ---------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     ---------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     ---------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

PACIFIC LIFE INSURANCE COMPANY

                                                                October 23, 1997

Dear Variable Contract Owner:

We are pleased to enclose a Notice and Proxy Statement for the Special Meeting of the Shareholders (the "Meeting") of the Managed Bond Fund (the "Fund") of the Pacific Innovations Trust (the "Trust"), along with a voting instruction/proxy card.

The Meeting is scheduled to be held at 9:00 a.m. Eastern Standard Time, on November 24, 1997 at the offices of the Fund, 400 Bellevue Parkway, Wilmington, Delaware. Please take the time to read the Proxy Statement and cast your vote, since it covers matters that are important to the Fund and to you as owner of a Pacific Innovations variable contract ("Contract") having an interest in the Fund. As all or part of your Contract value was allocated to the Managed Bond Subaccount on the record date, September 5, 1997, you are entitled to receive information and provide voting instructions to Pacific Life Insurance Company ("Pacific Life") on issues placed before the shareholders of the Fund. You can give voting instructions to Pacific Life based on the number of Fund shares in which you had an interest on the record date which are shown on the enclosed voting instruction/proxy card.

The purpose of the Meeting is to seek your approval of a new subadvisory agreement between Bank of America National Trust and Savings Association, ("Bank of America"), the Fund's adviser, and Scudder Kemper Investments, Inc.("Scudder Kemper"). On June 26, 1997, Scudder, Stevens & Clark, Inc. ("Scudder"), the subadviser to the Fund, entered into a Transaction Agreement with Zurich Insurance Company ("Zurich"), pursuant to which Scudder and Zurich have agreed to form an alliance. Under the terms of the Transaction Agreement, Zurich will acquire a majority interest in Scudder, and Zurich Kemper Investments, Inc., a Zurich subsidiary, will become part of Scudder. Scudder's name will be changed to Scudder Kemper. The foregoing are referred to as the "Transactions".

Consummation of the Transactions would constitute an "assignment," as that term is defined in the Investment Company Act of 1940 (the "1940 Act") of the Fund's current subadvisory agreement with Scudder. As required by the 1940 Act, the current subadvisory agreement, under its terms, would automatically terminate in the event of its assignment. In anticipation of the Transactions, a new subadvisory agreement between Bank of America and Scudder Kemper is being proposed for approval by shareholders of the Fund. The new subadvisory agreement for the Fund is on the same terms in all material respects as the current subadvisory agreement. The only changes are the name of the subadviser and the effective date.

The Board of the Trust has voted unanimously to approve the new subadvisory agreement and to recommend its approval to shareholders. This proposal is described in more detail in the enclosed Proxy Statement.

Pacific Life will vote shares of the Fund held by the Managed Bond Subaccount according to instructions received from Contract owners having an interest in the Fund. If you don't give voting instructions to Pacific Life, the shares in which you have an interest will be voted in proportion to the responses received from other Contract owners having an interest in the Fund. As provided in the proxy statement, the Fund's shares attributed to investment by Pacific Life's subsidiary will also be voted in proportion to the vote by Contract owners.

Please complete and return the voting instruction/proxy card in the enclosed postage-paid envelope if you want to exercise your voting rights. You may also give voting instructions in person at the Special Meeting of Shareholders. We appreciate your participation and prompt response in this matter and thank you for your continued support.

Sincerely,

Thomas C. Sutton
Chairman of the Board and Chief Executive Officer

PACIFIC INNOVATIONS TRUST
MANAGED BOND FUND

NOTICE OF SPECIAL MEETING
OF SHAREHOLDERS
NOVEMBER 24, 1997


October 23, 1997

To the Shareholders:

You are invited to attend a Special Meeting (the "Meeting") of the shareholders of the Managed Bond Fund (the "Fund") of the Pacific Innovations Trust, a Delaware Business Trust. The meeting will be held at the offices of the Fund, 400 Bellevue Parkway, Wilmington, Delaware, on Monday, November 24, 1997, at 9:00 a.m., Eastern Standard Time, for the following purposes and to transact such other business, if any, as may properly come before the Meeting:

         1. To consider approval of a new subadvisory agreement between Bank of America National Trust and Savings Association, the Fund's adviser, and Scudder Kemper Investments, Inc.

The Board of Trustees of the Fund has fixed the close of business on September 5, 1997 as the record date for determining the shareholders of the Fund entitled to notice of and to vote at the Meeting. Shareholders are entitled to one vote for each share held.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED VOTING
INSTRUCTION/PROXY CARD. SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED. PLEASE MAIL YOUR VOTING INSTRUCTION/PROXY PROMPTLY.

Cathy G. O'Kelly
Secretary

                           PACIFIC INNOVATIONS TRUST
                               MANAGED BOND FUND
                              400 BELLEVUE PARKWAY
                           WILMINGTON, DELAWARE 19809


                                PROXY STATEMENT

GENERAL

This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees (the "Board") of the Managed Bond Fund (the "Fund") of the Pacific Innovations Trust, a Delaware Business Trust (the "Trust"), of proxies to be voted at the Special Meeting of Shareholders of the Fund to be held on Monday, November 24, 1997, and any and all adjournments thereof (the "Meeting"). The date of the first mailing of the Notice, Proxy Statement and the accompanying voting instruction/proxy card will be on or about October 23, 1997.

             PROPOSAL 1:  APPROVAL OF A NEW SUB-ADVISORY AGREEMENT

INTRODUCTION

Pursuant to a Management Agreement, dated February 27, 1997, with the Trust (the "Management Agreement"), Bank of America National Trust and Savings Association ("Bank of America" and the "Manager") provides investment advisory and administrative services to the Trust and acts as manager and adviser to the Trust's funds. The Management Agreement authorizes Bank of America to use the services of any person Bank of America believes will be appropriate and helpful to it in performing its duties to the Trust under the Management Agreement. Pursuant to this authority, Bank of America has selected Scudder, Stevens & Clark, Inc. ("Scudder" and the "Sub-Adviser"), to provide investment advisory services to the Fund. Scudder acts as the sub-adviser to the Fund pursuant to a Sub-Advisory Agreement between Bank of America and Scudder, dated February 27, 1997 (the "Current Sub-Advisory Agreement").

On June 26, 1997, Scudder entered into a Transaction Agreement (the "Transaction Agreement") with Zurich Insurance Company ("Zurich") pursuant to which Scudder and Zurich have agreed to form an alliance. Under the terms of the Transaction Agreement, Zurich will acquire a majority interest in Scudder, and Zurich Kemper Investments, Inc. ("ZKI"), a Zurich subsidiary, will become part of Scudder. Scudder's name will be changed to Scudder Kemper Investments, Inc. ("Scudder Kemper"). The foregoing are referred to as the "Transactions." ZKI, a Chicago-based investment adviser and the adviser to the Kemper funds, has approximately $80 billion under management. The headquarters of Scudder Kemper will be in New York. Edmond D. Villani, Scudder's Chief Executive Officer, will continue as Chief Executive Officer of Scudder Kemper and will become a member of Zurich's Corporate Executive Board.

Consummation of the Transactions would constitute an "assignment," as that term is defined in the Investment Company Act of 1940 (the "1940 Act"), of the Fund's Current Sub-Advisory Agreement with Scudder. As required by the 1940 Act, the Current Sub-Advisory Agreement provides for its automatic termination in the event of its assignment. In anticipation of the Transactions, a new sub-advisory agreement (the "New Sub- Advisory Agreement") between Bank of America and Scudder Kemper is being proposed for approval by shareholders of the Fund. A copy of the form of the New Sub-Advisory Agreement is attached hereto as Exhibit A. THE NEW SUB-ADVISORY AGREEMENT FOR THE FUND IS ON THE SAME TERMS IN ALL MATERIAL RESPECTS AS THE CURRENT SUB-ADVISORY AGREEMENT. The material terms of the Current Sub-Advisory Agreement are described under "Description of the Current Sub-Advisory Agreement" below.

Proposal 1 requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund. The term "majority of the outstanding voting securities," as defined in the 1940 Act, and as used in this proxy statement, means: the lesser of (1) 67% of the voting securities of the Fund present at the Meeting if more than 50% of the outstanding shares of the Fund are present in person or by proxy, or (2) more than 50% of the outstanding shares of the Fund.


BOARD OF TRUSTEES RECOMMENDATION

On July 21, 1997, the Board, including Trustees who are not parties to such agreement or "interested persons" (as defined under the 1940 Act)
("Non-interested Trustees") or any such party, voted unanimously to approve the New Sub-Advisory Agreement and to recommend its approval to shareholders.

For information about the Board's deliberations and the reasons for its recommendations, please see "Board of Trustees Evaluation" below.

THE BOARD OF THE TRUST RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE APPROVAL OF THE NEW SUB-ADVISORY AGREEMENT.

BOARD OF TRUSTEES EVALUATION

On July 21, 1997, the Board convened in person to consider the Transactions contemplated by the Transaction Agreement between Scudder and Zurich and the advisability of the New Sub-Advisory Agreement with Scudder Kemper. At this time, Scudder representatives described Scudder's objectives in entering into the Transaction Agreement and indicated their expectations for the Transactions' effects on Scudder and the Fund. Scudder furnished the Board additional information regarding the proposed Transactions, including information regarding the terms of the proposed Transactions, the new Scudder Kemper organization, the future plans of the parties, and information regarding the Zurich and ZKI organizations. In reviewing the terms of the New Sub-Advisory Agreement, the Board was advised by the Fund's independent counsel.

At the meeting, Scudder advised the Board that they did not expect that the proposed Transactions would have a material effect on the operations of the Fund or its shareholders. Scudder informed the Trustees that, although they expect that various portions of the ZKI organization would be combined with Scudder's operations, the senior executives of Scudder overseeing those operations will remain largely unchanged. It was also noted that the senior investment and administrative personnel providing services to the Fund were not expected to change as a result of the Transactions. In their discussions with the Board, Scudder representatives emphasized the strengths of the Zurich organization and their commitment to provide the new Scudder Kemper organization with the resources necessary to continue to provide high quality services to the Fund and the other investment advisory clients of the new Scudder Kemper organization.

The Board was advised that, under the Transaction Agreement, Scudder will use its commercially reasonable efforts to ensure the satisfaction of the conditions set forth in Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive safe harbor for an investment adviser to an investment company or any of the investment adviser's affiliated persons (as defined under the 1940 Act) to receive any amount or benefit in connection with a change in control of the investment adviser so long as two conditions are met. First, for a period of three years after the transaction, at least 75% of the board members of the investment company must not be "interested persons" of such investment adviser or its successor. The Board is currently in compliance with this provision of Section 15(f). Second, an "unfair burden" must not be imposed upon the investment company as a result of such transaction or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" is defined in Section 15(f) to include any arrangement during the two-year period after the transaction whereby the investment adviser, or any interested person of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its shareholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for such investment company). No such compensation agreements are contemplated in connection with the Transactions. Scudder has undertaken to pay the costs of preparing and distributing proxy materials to, and of holding the meeting of, the Fund's shareholders as well as other fees and expenses in connection with the Transactions, including the reasonable fees and expenses of legal counsel to the Trust.

In evaluating the Transactions and their effect on the Fund, the Board considered (i) the assurances of Scudder that the alliance should not affect Scudder's ability to deliver the level of services currently provided to the Fund and its shareholders and fulfill its obligations under the New Sub-Advisory Agreement consistent with current practices, (ii) the undertaking by Scudder that no unfair burden would be imposed upon the Fund as a result of the Transactions, and (iii) that the New Sub-Advisory Agreement for the Fund, including the terms relating to the services to be provided to, and the fees and expenses payable by, the Fund, is on the same terms in all material respects as the Current Sub- Advisory Agreement. The Board also took into consideration the fact that it had recently considered the Current Sub-Advisory Agreement and that the New Sub-Advisory Agreement would not have an initial term extending beyond that of the Current Sub-Advisory Agreement. The Board noted that, in previously approving the Current Sub-Advisory Agreement, the Board, including Non-interested Trustees, had considered a number of other factors. Among such factors were: the experience and research capabilities of the Sub-Adviser in fixed-income instruments, the financial resources of the Sub-Adviser and its ability to retain capable personnel; the Sub-Adviser 's financial condition, profitability and assets under management; the prevailing level of advisory fees in the investment company industry; and profitability of the Current Sub- Advisory Agreement to the Sub-Adviser.

INFORMATION CONCERNING THE TRANSACTIONS AND ZURICH

Under the Transaction Agreement, Zurich will pay $866.7 million in cash to acquire two-thirds of Scudder's outstanding shares and will contribute ZKI to Scudder for additional shares, following which Zurich will have a 79.1% fully diluted equity interest in the combined business. Zurich will then transfer a 9.6% fully diluted equity interest in Scudder Kemper to a defined contribution plan for the benefit of Scudder and ZKI employees, as well as cash and warrants on Zurich shares for award to Scudder employees, in each case subject to five-year vesting schedules. After giving effect to the Transactions, current Scudder stockholders will have a 29.6% fully diluted equity interest in Scudder Kemper and Zurich will have a 69.5% fully diluted interest in Scudder Kemper. Scudder's name will be changed to Scudder Kemper Investments, Inc.

The purchase price for Scudder or for ZKI in the Transactions is subject to adjustment based on the impact to revenues of non-consenting clients, and will be reduced if the annualized investment management fee revenues (excluding the effect of market changes, but taking into account new assets under management) from clients at the time of closing, as a percentage of such revenues as of June 30, 1997 (the "Revenue Run Rate Percentage"), is less than 90%.

At the closing, Zurich and the other stockholders of Scudder Kemper will enter into a Second Amended and Restated Security Holders Agreement (the "New SHA"). Under the New SHA, Scudder stockholders will be entitled to designate three of the seven members of the Scudder Kemper board and two of the four members of an Executive Committee, which will be the primary management-level committee of Scudder Kemper. Zurich will be entitled to designate the other four members of the Scudder Kemper board and the other two members of the Executive Committee.

The names, addresses and principal occupations of the initial
Scudder-designated directors of Scudder Kemper are as follows: Lynn S. Birdsong, 345 Park Avenue, New York, New York, Managing Director of Scudder; Cornelia M. Small, 345 Park Avenue, New York, New York, Managing Director of Scudder; and Edmond D. Villani, 345 Park Avenue, New York, New York, President, Chief Executive Officer and Managing Director of Scudder.

The names, addresses and principal occupations of the initial Zurich-designated directors of Scudder Kemper are as follows: Lawrence W. Cheng, Mythenquai 2, Zurich, Switzerland, Chief Investment Officer for Investments and Institutional Asset Management and the corporate functions of Securities and Real Estate for Zurich; Steven M. Gluckstern, Mythenquai 2, Zurich, Switzerland, responsible for Reinsurance, Structured Finance, Capital Market Products and Strategic Investments, and a member of the Corporate Executive Board of Zurich; Rolf Hueppi,

Mythenquai 2, Zurich, Switzerland, Chairman of the Board and Chief Executive Officer of Zurich; and Markus Rohrbasser, Mythenquai 2, Zurich, Switzerland, Chief Financial Officer and member of the Corporate Executive Board of Zurich.

The initial Scudder-designated Executive Committee members of Scudder Kemper will be Messrs. Birdsong and Villani (Chairman). The initial Zurich-designated Executive Committee members will be Messrs. Cheng and Rohrbasser.

The New SHA requires the approval of a majority of the Scudder-designated directors for certain decisions, including changing the name of Scudder Kemper, effecting a public offering before April 15, 2005, causing Scudder Kemper to engage substantially in non-investment management and related business, making material acquisitions or divestitures, making material changes in Scudder Kemper's capital structure, dissolving or liquidating Scudder Kemper, or entering into certain affiliated transactions with Zurich. The New SHA also provides for various put and call rights with respect to Scudder Kemper stock held by current Scudder employees, limitations on Zurich's ability to purchase other asset management companies outside of Scudder Kemper, rights of Zurich to repurchase Scudder Kemper stock upon termination of employment of Scudder Kemper personnel, and registration rights for stock held by continuing Scudder stockholders.

The Transactions are subject to a number of conditions, including approval by Scudder stockholders, the Revenue Run Rate Percentages of Scudder and ZKI each being at least 75%; Scudder and ZKI having obtained director and stockholder approvals from U.S.-registered funds representing at least 90% of assets of such funds under management as of June 30, 1997; the absence of any restraining order or injunction preventing the Transactions, or any litigation challenging the Transactions that is reasonably likely to result in an injunction or invalidation of the Transactions; and the continued accuracy of the representations and warranties contained in the Transaction Agreement. The Transactions are expected to close during the fourth quarter of 1997.

Founded in 1872, Zurich is a multinational, public corporation organized under the laws of Switzerland. Its home office is located at Mythenquai 2, 8002 Zurich, Switzerland. Historically, Zurich's earnings have resulted from its operations as an insurer as well as from its ownership of its subsidiaries and affiliated companies (the "Zurich Insurance Group"). Zurich and the Zurich Insurance Group provide an extensive range of insurance products and services, and have branch offices and subsidiaries in more than 40 countries throughout the world. The Zurich Insurance Group is particularly strong in the insurance of international companies and organizations. Over the past few years, Zurich's global presence, particularly in the United States, has been strengthened by means of selective acquisitions.

The information set forth in this Proxy Statement and the accompanying materials concerning the Transactions, Scudder Kemper, Scudder and Zurich has been provided to the Fund by Scudder.

DESCRIPTION OF THE CURRENT SUB-ADVISORY AGREEMENT

Under the Current Sub-Advisory Agreement, Scudder provides the Fund with a continuous investment program. The Current Sub-Advisory Agreement provides that the Sub-Adviser, subject to the control of the Manager and the Board, provides research and management with respect to all securities, investments, cash and cash equivalents in the portfolio of the Fund. The Sub-Adviser also determines, from time to time, what securities and other investments will be purchased, retained or sold by the Fund in accordance with the investment criteria and policies of the Fund.

In return for the services provided by the Sub-Adviser under the Current Sub-Advisory Agreement, the Sub-Adviser is entitled to receive fees from the Manager equal to .20% of the Fund's average daily net assets for the first $25 million, .15% of the next $25 million, and .10% of the average daily net assets in excess of $50 million. The Current Sub-Advisory Agreement specifically provides that the Sub-Adviser's fees and the Sub-Adviser's sole recourse for payment of such fees shall be to the Manager. For its services to the Fund, the Manager receives a monthly fee which is equal, on an annual basis, to .37% of the average net assets of the Fund.

Bank of America and Pacific Life Insurance Company ("Pacific Life"), which provides support services to the Fund and acts as the Fund's transfer agent, have voluntarily agreed to waive fees and reimburse Fund operating expenses to ensure that the operating expenses for the Fund (other than interest, taxes, brokerage commissions and other portfolio transaction expenses, capital expenditures and extraordinary expenses) will not exceed .75% of the average net assets of the Fund on an annual basis, as more fully described in the Fund's prospectus. The Current Sub-Advisory Agreement provides that the Sub-Adviser agrees to waive or reduce any sub-advisory fees in the event that the Manager reduces or waives all or a part of the management fee to the Manager under the Management Agreement, in order to permit the Fund to meet its initial target expense ratio of .75%.

The Current Sub-Advisory Agreement may be terminated on 60 days' written notice, without penalty, by a majority vote of the Board, by the Manager or by the Sub-Adviser, and automatically terminates in the event of its assignment or in the event that the Management Agreement is terminated.

The Current Sub-Advisory Agreement provides that the Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of the Sub-Advisory Agreement, except that the Sub-Adviser is liable to the Fund for any loss resulting from a breach of fiduciary duty by the Sub-Adviser with respect to the receipt of compensation for services or any loss resulting from willful misfeasance, bad faith or negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under the Sub-Advisory Agreement.

Scudder has acted as the Sub-Adviser for the Fund since its inception. The Current Sub-Advisory Agreement is dated February 27, 1997, and was last approved by the Board on December 12, 1996 and by the initial shareholder of the Fund on February 27, 1997 and continues until February 27, 1999.

THE NEW SUB-ADVISORY AGREEMENT

The New Sub-Advisory Agreement for the Fund will be dated as of the date of the consummation of the Transactions, which is expected to occur in the fourth quarter of 1997, but in no event later than February 28, 1998. The New Sub-Advisory Agreement will be in effect until February 27, 1999, and may continue thereafter from year to year only if specifically approved at least annually by the vote of a "majority of the outstanding voting securities" of the Fund, or by the Board and, in either event, the vote of a majority of the Non-interested Trustees, cast in person at a meeting called for such purpose. In the event that shareholders of the Fund do not approve the New Sub-Advisory Agreement, the Current Sub-Advisory Agreement will remain in effect until the closing of the Transactions, at which time it would terminate. In such event, the Board will take such action as it deems to be in the best interest of the Fund and its shareholders. In the event the Transactions are not consummated, Scudder will continue to provide services to the Fund in accordance with the terms of the Current Sub-Advisory Agreement for such period as may be approved at least annually by the Board, including a majority of the Non-interested Trustees.

DIFFERENCES BETWEEN THE CURRENT AND NEW SUB-ADVISORY AGREEMENTS

The New Sub-Advisory Agreement is the same as the Current Sub-Advisory Agreement in all material respects. The only changes that have been made are to change the name of the Sub-Adviser under the New Sub-Advisory Agreement to Scudder Kemper Investments, Inc. and to modify the effective date.

SUB-ADVISER

Scudder is one of the most experienced investment counsel firms in the United States. It was established in 1919 as a partnership and was restructured as a Delaware corporation in 1985. The principal source of Scudder's income is professional fees received from providing continuing investment advice. Scudder provides investment counsel for other investment companies as well as for many individuals and institutions, including insurance companies, endowments, industrial corporations and financial and banking organizations.

Scudder is a Delaware corporation. Daniel Pierce* is the chairman of the Board of Scudder, Edmond D. Villani# is President and Chief Executive Officer of Scudder, Stephen R. Beckwith#, Lynn S. Birdsong#, Nicholas Bratt#, E. Michael Brown*, Mark S. Casady*, Linda C. Coughlin*, Margaret D. Haedzima*, Jerard K. Hartman#, Richard A. Holt@, John T. Packard+, Kathryn L. Quirk#, Cornelia M. Small# and Stephen A. Wohler* are the other members of the Board of Directors of Scudder (see footnote for symbol key). The principal occupation of each of the above named individuals is serving as a Managing Director of Scudder.

All of the outstanding voting and nonvoting securities of Scudder are held of record by Stephen R. Beckwith, Juris Padegs#, Daniel Pierce, and Edmond D. Villani in their capacity as the representatives of the beneficial owners of such securities (the "Representatives"), pursuant to a Security Holders' Agreement among Scudder, the beneficial owners of securities of Scudder and such Representatives. Pursuant to the Security Holders' Agreement, the Representatives have the right to reallocate shares among the beneficial owners from time to time. Such reallocations will be at net book value in cash transactions. All Managing Directors of Scudder own voting and nonvoting stock and all Principals of Scudder own nonvoting stock.

Directors, officers and employees of Scudder from time to time may enter into transactions with various banks, including the Fund's custodian bank. It is Scudder's opinion that the terms and conditions of those transactions will not be influenced by existing or potential custodial or other Fund relationships.

Exhibit B sets forth the fees and other information relating to other investment companies with investment objectives similar to those of the Fund and advised by Scudder.

BROKERAGE COMMISSIONS ON PORTFOLIO TRANSACTIONS

To the maximum extent feasible, Scudder places orders for portfolio transactions through Scudder Investor Services, Inc., Two International Place, Boston, Massachusetts 02110 (a corporation registered as a broker/dealer and a subsidiary of Scudder), which in turn places orders on behalf of the Fund with issuers, underwriters or other brokers and dealers. Scudder Investor Services, Inc. receives no commissions, fees or other remuneration from the Fund for this service. In selecting brokers and dealers with which to place portfolio transactions for the Fund, Scudder will not consider sales of shares of funds advised by Scudder and ZKI, although it may place such transactions with brokers and dealers that sell shares of funds advised by Scudder and ZKI. Allocation of portfolio transactions is supervised by Scudder.

GENERAL

The cost of preparing, printing and mailing the enclosed voting instruction/proxy, accompanying notice and proxy statement and all other costs incurred in connection with the solicitation of voting instructions/proxies, including any additional solicitation made by letter, telephone or telegraph, will be paid by Scudder. In addition to solicitation by mail, certain officers and representatives of the Fund, officers, employees or agents of Scudder, Bank of America and Pacific Life and certain financial service firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally.

Should shareholders require additional information regarding the voting instruction/proxy or replacement voting instruction/proxy cards, they may contact Pacific Life toll-free at 1-800-772-5558. Any voting instruction/proxy given by a shareholder is revocable as described above.





__________________________________

      *       Two International Place, Boston, Massachusetts
      #       345 Park Avenue, New York, New York
      +       101 California Street, San Francisco, California
      @       Two Prudential Plaza, 180 North Stetson, Suite 5400,
              Chicago, Illinois

THE FUND PROVIDES PERIODIC REPORTS TO ALL OF ITS SHAREHOLDERS WHICH HIGHLIGHT RELEVANT INFORMATION INCLUDING INVESTMENT RESULTS. YOU MAY RECEIVE AN ADDITIONAL COPY OF THE MOST RECENT SEMI- ANNUAL REPORT FOR THE FUND WITHOUT CHARGE BY CALLING 1-800-722-5558 OR BY WRITING THE FUND, C/O PACIFIC LIFE, P.O. BOX 7187, PASADENA, CALIFORNIA, 91109-7187.

VOTING INFORMATION

Voting instructions/proxies are being solicited by the Board for use at the Meeting. The shares of the Fund are offered as an investment medium for variable annuity contracts offered by Pacific Life. For contract owners having account values invested in the Fund, Separate Account B of Pacific Life is the owner of the shares, but is soliciting voting instructions from contract owners as to how such shares should be voted. All properly executed voting instructions/proxies received in time for the Meeting will be voted by Pacific Life as specified in the voting instruction/proxy or, if no specification is made, in favor of the proposal referred to in the proxy statement. Consistent with interpretations of voting requirements by the staff of the Securities and Exchange Commission, Pacific Life will vote shares held by its general account, the separate account and any of its subsidiaries on the proposal to be considered at the Meeting in proportion to the timely voting instructions it receives from contract owners. Voting instructions/proxies may be revoked at any time by (a) submitting a subsequently dated voting instruction/proxy or (b) by revoking in person at the time of the Meeting. Only a shareholder may execute or revoke a proxy. Therefore, a contract owner who has given voting instructions may revoke them only through Pacific Life.

The presence at the Meeting, in person or by proxy, of the holders of one-third of the shares entitled to be cast shall be necessary and sufficient to constitute a quorum for the transaction of business. In the event that the necessary quorum to transact business or the vote required to approve or reject the proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law, to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the Fund's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment if they determine that such adjournment and additional solicitation are reasonable and in the interest of the Fund's shareholders.

The Board of the Trust has fixed the close of business on September 5, 1997 as the record date for determination of shareholders entitled to notice of and to vote at the Meeting. As of September 5, 1997, 773,608.197 shares of the Fund were issued and outstanding.

As of September 5, 1997, the trustees and officers of the Trust did not beneficially own any shares of the Fund. The following table sets forth the holding of the shares of the Fund as of September 5, 1997, of each person known to own, control, or hold with power to vote 5 percent or more of the Fund's outstanding voting securities:

                       Name                                   Shares Owned                   % of Shares
                       ----                                   ------------                   Outstanding
                                                                                             -----------
               Pacific Financial Asset                        515,010.52                       66.57%
               Management Corporation (a
               subsidiary of Pacific Life)

               Pacific Managed Bond Subaccount                258,597.68                       33.43%

Pacific Life is located at 700 Newport Center Drive, Newport Beach, California, 92660. Bank of America, the Fund's adviser, is located at 555 California Street, San Francisco, California, 94104. Scudder, the Fund's sub-adviser, is located at 345 Park Avenue, New York, New York, 10154. The Fund's distributor, Provident Distributors,

Inc., is located at Four Falls Corporate Center, 6th Floor, West Conshohocken, Pennsylvania, 19428. The Fund's sub-administrator, PFPC, Inc. is located at 400 Bellevue Parkway, Wilmington, Delaware, 19809.

PROPOSALS OF SHAREHOLDERS

As a Delaware business trust, the Fund is not required to hold annual shareholder meetings, but will hold special meetings as required or deemed desirable. Since the Fund does not hold regular meetings of shareholders, the anticipated date of the next special shareholders meeting can not be provided. Any shareholder proposal that may properly be included in the proxy solicitation for a special shareholder meeting must be received by the Fund no later than four months prior to the date when the proxy statements are mailed to shareholders.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board is not aware of any matters that will be presented for action at the Meeting other than the matters set forth herein. Should any other matters requiring a vote of shareholders arise, the voting instruction/proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment of the best interests of shareholders.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED VOTING INSTRUCTIONS/PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By order of the Board of Trustees

Cathy G. O'Kelly
Secretary

                                                                      Exhibit A

                         FORM OF SUB-ADVISORY AGREEMENT
                     Pacific Innovations Managed Bond Fund

                 AGREEMENT, made as of __________, 1997 between Bank of America National Trust and Savings Association, a national banking association (hereinafter called the "Manager"), and Scudder Kemper Investments, Inc., a New York Corporation (hereinafter called the "Sub- Adviser").

                 WHEREAS, the Pacific Innovations Managed Bond Fund (hereinafter called the "Fund"), is a series of Pacific Innovations Trust, a Delaware business trust (the "Trust"), in an open-end, management investment company organized as a business trust under the laws of the State of Delaware; and

                 WHEREAS, pursuant to Management Agreement of even date herewith (hereinafter called the "Management Agreement") by and between the Trust and the Manager, the Manager has agreed to furnish investment management services to the Fund; and

                 WHEREAS, the Management Agreement specifically authorizes the Manager and sub-contract investment advisory services on behalf of the Fund to the Sub-Adviser pursuant to a sub-advisory agreement agreeable to the Trust and approved in accordance with the provisions of the Declaration of Trust and Bylaws of the Trust; and

                 WHEREAS, the Board of Trustees of the Trust has approved this Agreement, and the Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth;

                 NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1.      APPOINTMENT.

         The Manager hereby appoints the Sub-Adviser to act as sub-investment adviser with respect to the investment portfolio of the Fund for the period and on the terms set forth in this Agreement and the Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

         2.      SERVICES OF SUB-ADVISER.

         Subject to the oversight and supervision of the Manager and the Trust's Board of Trustees, the Sub-Adviser will provide a continuous investment program for the Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in the portfolio of the Fund. The Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. The Sub-Adviser will provide the services rendered by it under this Agreement in accordance with the investment criteria and policies established form time to time for the Fund by the Manager, the investment objective, policies and restrictions as stated in the Fund's current Prospectus with respect to the Fund, and resolutions of the Trust's Board of Trustees. Without limiting the generality of the foregoing, the Sub-Adviser further agrees that it will maintain all books and records regarding the securities transactions with respect to the Fund, keep books of account with respect to the Fund and supply the Trust and its Board of Trustees with reports, statistical data and economic information as reasonably requested.

         3.      OTHER COVENANTS.

         The Sub-Adviser agrees that it:

                 (a) will conform with all applicable rules and regulations of the U.S. Securities and Exchange Commission and will, in addition, conduct its activities under this Agreement in accordance with other applicable law;

                 (b) will use the same skill and care in providing services under this Agreement as it uses in providing services to other investment funds for which it has investment responsibilities;

                 (c) will place orders pursuant to its investment determinations with respect to the Fund with brokers or dealers reasonably acceptable to the Manager including its broker-dealer affiliate Scudder Investor Services, Inc. or any successor to it. In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available to any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of any commission or spread, if any, both the for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the U.S. Securities Exchange Act of 1934 (as amended), provided with respect to the Fund or other accounts over which the Sub-Adviser or an affiliate of the Sub-Adviser exercises investment discretion. The Sub-Adviser is authorized, subject to the prior approval of the Manager and the Fund's Board of Trustees, to pay a broker or dealer who provides such brokerage and research services a commission or spread for executing a portfolio transaction with respect to the Fund that is in excess of the amount of commission or spread another broker or dealer would have charged for effecting that transaction if, but only if, the Sub- Adviser determines in good faith that such commission or spread was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to the Fund. In no instance will portfolio securities be purchased from or sold to the Manager, the Sub-Adviser, or Provident Distributors, Inc. (or any of its affiliates) acting as principal or broker, except to the extent permitted by law. In executing portfolio transactions with respect to the Fund, the Sub-Adviser may, but is not obligated to the extent permitted by applicable laws and regulations, aggregate the securities to be sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Fund's currently effective Prospectus. In such event the Sub-Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and such other clients.

                 (d) When the Sub-Adviser makes investment recommendations with respect to the Fund, its investment advisory personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the account of the Fund are customers of its, or any of its affiliates' other departments.

                 (e) Will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior or present Fund interest holders ("Investors") or those persons or entities who respond to inquiries concerning investment in the Fund and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder or under any other agreement with the Trust except after prior notification to an approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust. Nothing contained herein, however, shall prohibit the Sub-Adviser from advertising to or soliciting the public generally with respect to other products or services, including, but not limited to, any advertising or marketing via radio, television, newspapers, magazines or direct mail solicitation, regardless of whether such advertisement or solicitation may coincidentally include prior or present Investors or those persons or entities who have responded to inquiries regarding the Fund, to the extent permitted by applicable law.

                 (f) Will not purchase any securities from or sell any securities to or engage in any financial transactions with the Manager or any of its affiliates on behalf of the Fund. Nothing in this subsection shall in any way prohibit the Sub-Adviser or any of its affiliates from purchasing securities from, selling securities to or engaging in any other financial transactions with the Manager or any of its affiliates on behalf of any other accounts managed by the Sub-Adviser or for the Sub-Adviser's own account.

                 (g) Will provide the information set forth on Appendix A attached hereto.

         4.      SERVICES NOT EXCLUSIVE.

         The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. The Sub-Adviser will for all purposes herein be deemed to be an independent contractor and will, unless otherwise expressly authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed their agent.

         5.      BOOKS AND RECORDS.

         The Sub-Adviser hereby agrees that all records that it maintains with respect to the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request, copies of which may be retained by the Sub-Adviser. The Sub-Adviser further agrees to maintain and to preserve the information required pursuant to and for the periods prescribed by Rule 31a-1 and Rule 31a-2, respectively under the U.S. Investment Company Act of 1940 (the "1940 Act").

         6.      EXPENSES.

         During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions or spreads and other transaction costs, if any) purchased or sold with respect to the Fund.

         7.      COMPENSATION.

         For the services provided and the expenses assumed pursuant to this Agreement, the Manager will pay the Sub-Adviser, and the Sub- Adviser will accept as full compensation therefor, a fee, computed daily and payable monthly (in arrears), at the following annual rates based upon the total net assets of the Fund as follows:

          Fund Assets                                  Rate of Sub-Advisory Fee
          -----------                                  ------------------------
         0 -- $25 million                                      0.20%

         in excess of $25 million up to and including          0.15%
         $50 million

         in excess of $50 million                               .10%

         The Sub-Adviser acknowledges that it shall not be entitled to any further compensation from the Manager in respect of the services provided and expenses assumed by it under this Agreement. The Sub-Adviser's fees hereunder, and the Sub-Adviser's sold recourse for payment of such fees shall be to the Manager.

         8.      REDUCTION OF FEES.

         The Manager and Sub-Adviser hereby agree that the fees of the Sub-Adviser pursuant to this Agreement shall be subject to reduction or waiver in the event that the Manager reduces or waives all or a portion of the Management fee otherwise due to the Manager pursuant to the Management Agreement in order to permit the Fund to meet its initial target expense ratio of 0.75 of 1%. To the extent Fund meets its initial target expense ratio including partial or full Management fees, the Sub-Adviser shall not be required to waive fees in order for the Fund to maintain expenses below the target expense ratio. Such reduction or waiver shall be effective with respect to the Sub-Advisory fee due hereunder upon thirty (30) days' written notice (or facsimile) by the Manager to the Sub-Adviser. All such reductions of the Management fee pursuant to notice as provided herein shall be shared by and assessed against the Manager and the Sub-Adviser equally rather than pro rata. Nothing in this section 8 shall be interpreted to limit the ability of the Manager and the Sub-Adviser to voluntarily and immediately waive or reduce any portion of their respective fees nor shall any such voluntary and immediate fee reduction or waiver be construed as a waiver by the Sub-Adviser of the notice provision in any further fee reductions or waivers as provided for herein.

         9.      LIMITATION OF LIABILITY.

         The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except that the Sub-Adviser shall be liable shall be liable to the Fund for any loss resulting from a breach of fiduciary duty by the Sub-Adviser with respect to the receipt of compensation for services or any loss resulting from willful misfeasance, bad faith or negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. The Sub-Adviser acknowledges and agrees that the performance of this Agreement is for the benefit of the Fund, that the Sub-Adviser is therefore directly liable and responsible to the Fund for the performance of its obligations hereunder, and that the Fund may enforce in its own name and for itself such liability and responsibility.

         10.     DURATION AND TERMINATION.

         This Agreement will become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue in effect until February 27, 1999. Thereafter, if not terminated, this Agreement shall automatically continue in effect for successive annual periods ending on February 27, provided such continuance is specifically approved at least annually by the vote of a majority of the Trust's Board of Trustees at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by the Manager or by the Trust (by vote of the Trust's Board of Trustees) on sixty days' written notice to the Sub-Adviser, or by the Sub-Adviser, on sixty days' written notice to the Trust, provided that in each such case, notice shall be given simultaneously to the Manager. In addition, notwithstanding anything herein to the contrary, in the event of the termination of the Management Agreement for any reason (whether by the Trust, by the Manager or by operation of law) this Agreement shall terminate upon the effective date of such termination of the Management Agreement. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the term "assignment" shall have the same meaning as such term has in the 1940 Act.)

         11.     AMENDMENT TO THIS AGREEMENT.

         No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved by vote of a majority of the Trust's Trustees.

         12.     MISCELLANEOUS.

         The captions of this Agreement are included for convenience of reference only and in no may define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and shall be governed by the internal laws, and not the law of conflicts, of the State of California, provided that nothing herein will be construed in a manner inconsistent with the 1940 Act, the Investment Manager's Act of 1940, as amended, any rule or regulation of the U.S. Securities and Exchange Commission thereunder.

         13.     NAMES.

         The names "Fund," "Trust" and the "Board of Trustees," refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust, dated September 25, 1996, which is hereby referred to and a copy of which is on file at the principal office of the Trust. The Trustees, officers, employees and agents of the Trust shall not personally be bound by or liable under any written obligation, contract, instrument, certificate or other instrument or undertaking of the Trust made by the Trustees or by an officer, employee or agent of the Trust, in his or her capacity as such, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

BANK OF AMERICA NATIONAL TRUST AND SAVINGS    SCUDDER KEMPER INVESTMENTS, INC.
 ASSOCIATION



By:    __________________________             By:    __________________________
Title: __________________________             Title: __________________________

                                   APPENDIX A
                           TO SUB-ADVISORY AGREEMENT

1. On at least a monthly basis, the Sub-Adviser will provide to the Manager within 15 days of the end of the month the following:

         - a current schedule of all portfolio securities held by the Fund;

         - a schedule of all securities sold by the Fund during the previous month;

         - a schedule of brokerage commissions or other dealer concessions paid during the previous month and the broker or dealer to whom such benefit flowed;

         - a schedule and description of all repurchase transactions and reverse repurchase transactions during the previous month and the counterparties to such transactions;

         - a description of the current strategies and tactics to be employed by the Sub-Adviser on behalf of the Fund; and

         - a copy of the Sub-Adviser's monthly review of the Fund's performance against its benchmark.

2. On a periodic basis the Manager may request and the Sub-Adviser shall deliver to the Manager within a period of time that is reasonable depending upon the information requested the following:

         - trade tickets evidencing securities trades on behalf of the Fund;

         - copies of credit files regarding the issuers of portfolio securities held by the Fund;

         - a description, including any identification numbers similar to CUSIP, and dealer through which such security was purchased on behalf of the Fund; and

         - a description including any identification numbers similar to CUSIP and dealer through which such security was purchased/sold on behalf of the Fund.

                                                                       Exhibit B

                        COMPARABLE INVESTMENT COMPANIES
                           ADVISED BY THE SUB-ADVISER


      As of September 30, 1997 the Sub-Adviser or an affiliate managed in excess of $115 billion in assets for individuals, funds and other organizations. The following are open- and closed-end funds with investment objectives similar to the Fund, for whom the Sub-Adviser provided advisory services:


                                  Total Net
                                  Assets as of              Advisory Compensation
                              September 30, 1997         on an Annual Basis Based on the
     Name                       (000 omitted)           Value of Average Daily Net Assets
     ----                       -------------           ---------------------------------
Sierra Short Term                                       .15% up to $200 million
High Quality Bond                   16,598              .10% over $200 million

Sierra Variable Trust                                   .15% up to $200 million
Short Term High Quality             12,043              .10% over $200 million

AARP High Quality                                       .35% up to $2 billion
Bond Fund                          436,000              .33% on next $2 billion

                           VOTING INSTRUCTION/PROXY


                          PACIFIC INNOVATIONS TRUST


                              MANAGED BOND FUND


The undersigned owner of a variable annuity contract ('Variable Contract') issued by Pacific Life Insurance Company ('Pacific Life') and funded by a separate account of Pacific Life, hereby instructs Pacific Life, on behalf of the separate account to vote the shares of the Managed Bond Fund of the Pacific Innovations Trust (the 'Fund') attributable to his or her Variable Contract at the meeting of shareholders of the Fund to be held at 9:00 a.m., Eastern Standard Time, on November 24, 1997, at the offices of the Fund, 400 Bellevue Parkway, Wilmington, Delaware and at any adjournment thereof, in the manner directed below with respect to the matters referred to in the proxy statement for the meeting, receipt of which is hereby acknowledged, and in the discretion of Pacific Life upon any such other matters as may properly come before the meeting or any adjournment thereof.

THIS VOTING INSTRUCTION IS SOLICITED BY THE BOARD OF TRUSTEES OF THE FUND. The Board of Trustees recommends a vote FOR the following proposal.

I. To approve a new subadvisory agreement between Bank of America National Trust and Savings Association, the Fund's adviser and Scudder Kemper Investments, Inc.

     ---------- FOR      ---------- AGAINST      ---------- ABSTAIN

This voting instruction will be voted as specified. IF NO SPECIFICATION IS MADE, THIS VOTING INSTRUCTION WILL BE VOTED FOR THE PROPOSAL. If this voting instruction is not returned or is not returned properly executed, such votes will be cast by Pacific Life on behalf of the separate account in the same proportion as it votes shares held by that separate account for which it has received instructions from Variable Contract owners.

Contract          Shares:               Receipt of the Notice of Meeting and
                                        Proxy Statement is hereby acknowledged:

                                        Dated:
                                               -----------------------,  1997

                                        ------------------------------------

                                        ------------------------------------
                                        Signature(s) of Contract owner(s)


All designated owners of the Variable Contract(s) shown on this voting instruction must sign hereon. If as an attorney, executor, trustee, guardian or in some representative capacity or as an officer of a corporation or partnership, please add title as such.

PLEASE VOTE, SIGN, AND DATE THIS VOTING INSTRUCTION AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY.